Exhibit 99.5

CONSENT

I, John P. Walker, hereby consent to being named in the proxy statement/prospectus included in the registration statement on Form F-4 (No. 333-148488) filed by Evotec AG as a person who will become a director of Evotec AG.

Dated: February 8, 2008

/s/ John P. Walker
John P. Walker